Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 27, 2011, relating to the financial statements and financial highlights of the following one hundred seven funds included in ProShares Trust which appear in the May 31, 2011 Annual Report to Shareholders

Ultra QQQ®	Ultra MSCI Brazil	Short KBW Regional Banking
Ultra Dow30SM	Ultra FTSE China 25	UltraShort Basic Materials
Ultra S&P500®	Ultra MSCI Japan	UltraShort Nasdaq Biotechnology
Ultra Russell3000	Ultra MSCI Mexico Investable Market	UltraShort Consumer Goods
Ultra MidCap400	Ultra 7 -10 Year Treasury	UltraShort Consumer Services
Ultra SmallCap600	Ultra 20+ Year Treasury	UltraShort Financials
Ultra Russell2000	Ultra High Yield	UltraShort Health Care
UltraPro QQQ®	Ultra Investment Grade Corporate	UltraShort Industrials
UltraPro Dow30SM	Short QQQ®	UltraShort Oil & Gas
UltraPro S&P500®	Short Dow30SM	UltraShort Real Estate
UltraPro MidCap400	Short S&P500®	UltraShort Semiconductors
UltraPro Russell2000	Short MidCap400	UltraShort Technology
Ultra Russell1000 Value	Short SmallCap600	UltraShort Telecommunications
Ultra Russell1000 Growth	Short Russell2000	UltraShort Utilities
Ultra Russell MidCap Value	UltraShort QQQ®	Short MSCI EAFE
Ultra Russell MidCap Growth	UltraShort Dow30SM	Short MSCI Emerging Markets
Ultra Russell2000 Value	UltraShort S&P500®	Short FTSE China 25
Ultra Russell2000 Growth	UltraShort Russell3000	UltraShort MSCI EAFE
Ultra Basic Materials	UltraShort MidCap400	UltraShort MSCI Emerging Markets
Ultra Nasdaq Biotechnology	UltraShort SmallCap600	UltraShort MSCI Europe
Ultra Consumer Goods	UltraShort Russell2000	UltraShort MSCI Pacific ex-Japan
Ultra Consumer Services	UltraPro Short QQQ®	UltraShort MSCI Brazil
Ultra Financials	UltraPro Short Dow30SM	UltraShort FTSE China 25
Ultra Health Care	UltraPro Short S&P500®	UltraShort MSCI Japan
Ultra Industrials	UltraPro Short MidCap400	UltraShort MSCI Mexico Investable Market
Ultra Oil & Gas	UltraPro Short Russell2000	Short 7-10 Year Treasury
Ultra Real Estate	UltraShort Russell1000 Value	Short 20+ Year Treasury
Ultra KBW Regional Banking	UltraShort Russell1000 Growth	Short High Yield
Ultra Semiconductors	UltraShort Russell MidCap Value	Short Investment Grade Corporate
Ultra Technology	UltraShort Russell MidCap Growth	UltraShort 3-7 Year Treasury
Ultra Telecommunications	UltraShort Russell2000 Value	UltraShort 7-10 Year Treasury
Ultra Utilities	UltraShort Russell2000 Growth	UltraShort 20+ Year Treasury
Ultra MSCI EAFE	Short Basic Materials	UltraShort TIPS
Ultra MSCI Emerging Markets	Short Financials	Credit Suisse 130/30
Ultra MSCI Europe	Short Oil & Gas	RAFI® Long/Short
Ultra MSCI Pacific ex-Japan	Short Real Estate

which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

September 28, 2011